Exhibit 99.1

SemiLEDs Announces Definitive Common Stock Purchase Agreement

Hsinchu, Taiwan (December 23, 2014) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced it has entered into a definitive common stock purchase agreement with Mr. XiaoQing Han, Chairman and CEO of Beijing XiaoQing Environmental Protection Group.  Under the terms of this agreement, Mr. Han will acquire a 15% interest in SemiLEDs common stock at a purchase price of $1.00 per share for a total consideration of $5.0 million and will join the SemiLEDs Board of Directors upon closing of the transaction.

Mr. XiaoQing Han is a veteran in the national environmental protection industry within China, having studied water supply and drainage at TsingHua University and Beijing University of Civil Engineering and Architecture and having recently spent the past 20 years focused on the water treatment sector.  In 1988, Mr. Han founded Beijing XiaoQing Environmental Protection Group which contracts construction projects such as municipal water treatment, industrial wastewater treatment, garbage disposal, recycling, sludge treatment, sewage, and rural biogas.  Beijing XiaoQing Environmental Protection Group’s customers span numerous industries including pharmaceutical, chemical, industrial, and consumer foods and products across more than 14 provinces and regions throughout China.

By aligning the interests of both SemiLEDs Coropration and Beijing XiaoQing Environmental Protection Group, both companies expect to benefit from operating synergies generated through the potential formation of several joint projects including utilizing LED technology into the waste water treatment plants, and, packaging LED luminaries in Provinces and Regions throughout China.  This unique combination of environmental protection and energy saving technology is expected to generate significant growth opportunities for both companies in the years ahead.

“We are excited to bring Mr. XiaoQing Han onboard, and we look forward to a very productive fiscal 2015,” said Trung Doan, CEO of SemiLEDs.  “We expect the joint opportunities ahead will enable our two firms to grow our business units and revenue while satisfying both our customers and shareholders alike,” concluded Doan.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any potential joint projects with Beijing XiaoQing Environmental Protection Group, projections of future revenues, income or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Interim Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com